EXHIBIT 10.12

NEBRASKA LEASING SERVICES, INC.	DATE: DECEMBER 19, 2005
7820 CHICAGO PLAZA	LEASE NO: 0000101581
OMAHA, NE 68114	LESSEE: TRACE TECHNOLOGIES, LLC
ADDRESS: 4538 S 140TH ST
ADDRESS: OMAHA, NE 68137
VENDOR: GABRIEL TECHNOLOGIES

NEBRASKA LEASING SERVICES, INC. (Lessor) hereby Leases to TRACE TECHNOLOGIES, LLC Lessee hereby leases from Lessor the following described personal property (description to include: year, make, model, serial number or other identification):

TRACE SOFTWARE, SERVERS & COMPUTERS, QUADIS INVOICES AND EN POINTE INVOICES

1. DEFINITIONS. The term equipment shall refer to the above-described personal property together with all replacement parts, additions, and accessories thereto or hereafter incorporated therein or affixed thereto. Equipment shall include motor vehicles.

2. TERM. The term of this lease is 36 months, beginning DECEMBER 19, 2005 and ending DECEMBER 19, 2008. This lease is not cancelable or terminable by lessee.

3. STATUTORY FINANCE LEASE. The lessor and Lessee agree that this agreement is a ‘Finance Lease” as defined by Article 2A of the Nebraska Uniform Commercial Code. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE LESSOR DID NOT SELECT, MANUFACTURE OR SUPPLY THE GOODS; THAT THE LESSOR ACQUIRED THE GOODS OR THE RIGHT TO POSSESSION AND USE OF THE GOODS IN CONNECTION WITH THIS LEASE; THAT THE LESSEE HAS SELECTED THE SUPPLIER AND DIRECTED THE LESSOR TO ACQUIRE THE GOODS OR THE RIGHT TO POSSESSION AND USE OF THE GOODS FROM THAT SUPPLIER; THAT PRIOR TO THE EXECUTION OF THIS LEASE, LESSEE AGREES AND ACKNOWLEDGES THAT THE LESSEE HAS READ THIS PARAGRAPH WITH PARTICULARITY AND IS AWARE THAT THE LESSEE IS ENTITLED TO THE WARRANTIES, INCLUDING THOSE OF ANY THIRD; PARTY, PROVIDED TO THE LESSOR BY THE PERSON SUPPLYING THE GOODS IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH THE LESSOR ACQUIRED THE GOODS OR THE RIGHT TO POSSESSION AND USE OF THE GOODS, AND THAT THE LESSEE MAY COMMUNICATE WITH THE PERSON SUPPLYING THE GOODS TO THE LESSOR AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF THOSE PROMISES AND WARRANTIES INCLUDING ANY DISCLAIMER AND LIMITATION OF THEM OR OF REMEDIES. THE LESSOR AND LESSEE SPECIFICALLY ACKNOWLEDGE THAT THEY HAVE NEGOTIATED THIS PARAGRAPH AND THAT LESSEE HAS REVIEWED ALL THE WRITTEN TERMS WITHIN THIS PARAGRAPH PRIOR TO SIGNING THIS LEASE.

4. RENT. Lessee shall pay to the Lessor rent aggregating $77,305.32 (total rentals), which shall be payable in equal rental installments of $2,147.37 and a final rental installment of $0.00. The first installment is due on 12/19/05 and each subsequent installment including the final installment is due the same day of each month thereafter, until total rentals are fully paid. Should Lessee fail to make any payment required by this lease within ten days of the date due thereof, Lessee shall pay to Lessor a service charge of 5% of the amount due; provided, however, that not more than one such service charge shall be made on any delinquent payment, regardless of the length of delinquency. In addition, Lessee shall pay to Lessor any actual additional expenses incurred by Lessor in collection efforts, including but not limited to long distance telephone charges and travel expenses. Lessee shall pay to Lessor interest on any delinquent payment or amount due under this lease from the due date thereof until paid, at the lesser of the maximum rate of interest allowed by law or 18% per annum;

5. LOCATION. The equipment shall be located in OMAHA, NE (city, county, state) and shall not be removed therefrom without Lessor’s prior written consent except for vehicles which shall be permanently garaged at the above location.

6. OWNERSHIP. The equipment is, and shall at all times be and remain, the sole and exclusive personal property of Lessor. Lessee shall have no right, title, or interest therein or thereto except as expressly set forth in this lease. All titled vehicles shall be titled and registered in the name of the Lessor unless otherwise specifically agreed to in writing.

7. USE. Lessee shall comply with all laws relating to the use, operation and maintenance of the equipment. Use of vehicles under this lease is permitted only in the United States and no vehicle shall be used for transportation for hire of goods or passengers.

8. MAINTENANCE AND SURRENDER. Lessee shall at all times and at its own cost and expense keep the equipment in good repair, condition, and working order and shall obtain such regular service and maintenance as is required to keep the equipment in good repair. If the equipment leased hereunder as a manufacturer’s warranty in effect at any time during the term of this lease, Lessee shall obtain the inspections and service necessary to continue such warranty in full force and effect and shall make no repairs or alterations which would have the effect of voiding such warranty. Upon expiration of this lease, Lessee shall return the equipment to Lessor in good repair, condition and working order excepting only ordinary wear and tear resulting from proper use.

9. TAXES. Lessee shall keep the equipment free and clear of all levies, liens, and encumbrances and shall pay all license fees, registration fees, assessments, charges and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, lease, rent, sale possession or use of the equipment. If Lessee fails to pay any said fee, assessment, charge or tax, Lessor shall have the right, but shall not be obligated, to pay same. In that event, the expense so incurred shall be repaid to Lessor with the next installment of rent.

10. LOSS AND DAMAGE. Lessee shall at all times after signing this Lease bear the entire risk of loss. theft, damage or destruction of the equipment from any cause whatsoever, and no loss, theft, damage or destruction of the equipment shall relieve Lessee of the obligation to pay rent or to comply with any of the other obligations under this Lease. In the event of damage to any part of the equipment, Lessee shall immediately place the same in good repair at Lessee’s expense. If Lessor determines that any part of the equipment is lost, stolen, confiscated, destroyed or damaged beyond repair, Lessee shall at lessee’s option, do one of the following within 10 days after Lessor’s notification:
(a)	Replace the same with like equipment in good repair acceptable to Lessor; or
(b)
Pay Lessor in cash the following: (i) all amounts due by Lessee to Lessor under this Lease accrued and unpaid as of the earlier of the date of final payment of all amounts due herein or the date of entry of judgment in favor of Lessor; (ii) the accelerated balance of the total amounts due for the remaining term of this Lease attributable to said item, discounted to present value at a discount rate of nine percent (9%) as of the earlier of the date of final payment of all amounts due herein or the date of entry of judgment in favor of Lessor; and (iii) the Lessor’s estimate as of the time this Lease was entered into of Lessor’s residual interest in the equipment discounted to present value at a discount to the present value at a discount rate of nine percent (9%) as of the earlier of the date of final payment of all amounts due herein or the date of entry of judgment in favor of Lessor. Upon Lessor receipt of payment as set forth above, Lessee shall be entitled to title to the equipment without any warranties. If insurance proceeds are used to fully comply with this paragraph, the balance of any such proceeds shall go to the Lessee to compensate for loss of use of the equipment for the remaining term of this Lease.

11. DISCLAIMER OF WARRANTIES AND CLAIMS; LIMITATION OF REMEDIES. THERE ARE NO WARRANTIES BY OR ON BEHALF OF LESSOR. Lessee acknowledges and agrees by signing this Lease that:
(a)
LESSOR MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED AS TO THE CONDITION OF THE LEASED EQUIPMENT, ITS MERCHANTABILITY, ITS FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS DESIGN, ITS CAPACITY, ITS QUALITY, OR WITH RESPECT TO ANY CHARACTERISTICS OF THE EQUIPMENT;

(b)	Lessee has fully inspected the Equipment which lessee has requested lessor to acquire and lease to lessee, and the Equipment is in good condition and to Lessee’s complete satisfaction;
(c)	Lessee leases the Equipment “as is” and with all faults;
(d)
If the equipment is not properly installed, does not operate as represented or warranted by the supplier or manufacturer, or is unsatisfactory for any reason, regardless of cause or consequence, Lessee’s only remedy, if any shall be against the supplier or manufacturer of the Equipment and not against Lessor;

(e)	Provided Lessee is not in default under this lease, lessor assigns to lessee any warranties made by the supplier or the manufacturer of the Equipment;
(f)	LESSEE SHALL HAVE NO REMEDY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES AGAINST LESSOR; and
(g)	NO DEFECT, DAMAGE OR UNFITNESS OF THE EQUIPMENT FOR ANY PURPOSE SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR RELIEVE LESSEE OF ANY OTHER OBLIGATION UNDER THIS LEASE.
(h)
LESSEE REPRESENTS AND WARRANTS THAT THE PERSONAL PROPERTY DESCRIBED ABOVE IS INTENDED TO AND SHALL BE USED FOR COMMERCIAL AND/OR BUSINESS PURPOSES AND IT IS EXPRESSLY REPRESENTED THAT THIS PERSONAL PROPERTY IS NOT LEASED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. The parties have specifically negotiated and agreed to all terms within this paragraph.

12. INDEMNITY. Lessee shall defend and indemnify lessor against and hold Lessor harmless from any and all claims, liens, actions, proceedings, costs, expenses, damages, and liabilities, including attorney fees, arising out of, connected with, or resulting from the possession or use of the equipment or arising under any theory of products liability, including strict liability in tort.

13. INSURANCE. Lessee shall provide, maintain and pay for (a) insurance against loss of, damage to, or theft of the equipment for its full replacement value, with loss payable to Lessor; and (b) public liability and property damage insurance in amounts satisfactory to Lessor, naming Lessor and Lessee jointly as insureds. All insurance shall be with companies and in form acceptable to Lessor and shall contain the insurer’s agreement to give 30 days notice to Lessor prior to cancellation. Lessee shall deliver the policies or other evidence of insurance to Lessor prior to delivery of the equipment.

In the case of vehicles, minimum coverage requirements shall be $250,000 for bodily injury or death to any one person, and $500,000 for any one accident, together with $100,000 property damage, and fire, theft comprehensive and collision insurance with a deductible amount not in excess of $200.00.

14. LESSEE’S ASSIGNMENT. Without the prior written consent if Lessor, Lessee shall not (a) assign, transfer, pledge or hypothecate this lease, the equipment or any part thereof, or any interest therein or (b) sublet or lend the equipment or any part thereof, or permit the equipment or any part thereof to be used by anyone other than Lessee or Lessee’s employees. Consent to any of the foregoing prohibited acts shall be consent only for the specific incident for which consent is given and shall not be consent to any subsequent like act by Lessee or any other person.

15. LESSOR’S ASSIGNMENT. All rights of Lessor in the equipment and under this lease may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, without written notice to Lessee. The assignee’s rights shall be free from all defenses, set-offs or counterclaims which lessee may be entitled to assert against Lessor. No such assignee shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this lease.

16. DEFAULT. Lessee shall be in default if:
(a)	Lessee shall fail to make any payment due under terms of this lease for a period of 10 days from the date due thereof; or
(b)	Lessee shall fail to observe, keep, or perform any provision of this lease, and such failure shall continue for a period of 10 days; or
(c)	Lessee as made any misleading or false statement in connection with application for or performance of this Lease; or
(d)
The Equipment or any part thereof shall be subject to any lien, levy, seizure, assignment, transfer, bulk transfer, encumbrance, application, attachment, execution, sublease, or sale without prior written consent of Lessor, or if Lessee shall abandon the Equipment or permit any other entity or person to use the Equipment without the prior written consent of Lessor; or

(e)	Lessee dies or ceases to exist; or
(f)	Lessee defaults on any other agreement it has with Lessor; or
(g)
Any guarantor of this Lease defaults on any obligation to Lessor or any of the above listed events of default occur with respect to any guarantor or any such guarantor files or has filed against it a petition under the bankruptcy laws.

17. REMEDIES. If Lessee is in default, Lessor, with or without notice to Lessee, shall have the right to exercise any one or more of the following remedies, concurrently or separately, without any election or remedies being deemed to have been made:
(a)
Lessor may enter upon Lessee’s premises and without any court order or other process of law may repossess and remove the Equipment, or render the Equipment unusable without removal either with or without notice to Lessee. Lessee hereby waives any trespass or right of action for damages by reason of such entry, removal, or disabling. Any such repossession shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing;

(b)
Lessor may require Lessee, at its expense, to return the Equipment in good repair, ordinary wear and tear resulting from proper use thereof alone except , by delivering it, packed and ready for shipment, to such place or carrier as Lessor may specify;

(c)	Lessor may conceal or terminate this Lease and may retain any and all prior payments paid by Lessee;
(d)	Lessor nay declare all sums due and to become due under this lease immediately due and payable, including as to any or all items of Equipment, without notice or demand to Lessee;
(e)
Lessor may re-lease the Equipment without notice to Lessee, to any third party, upon such terms and conditions as Lessor alone shall determine, or may sell the Equipment, without notice to Lessee, at private or public sale, at which sale Lessor may be the purchaser;

(f)
Lessor may sue for and recover from Lessee the sum of all unpaid rents and other payments due under this Lease then accrued, all accelerated future payments due under this Lease, discounted to their present value at a discount rate of nine percent (9%), calculated in accordance with Article 2A of the Nebraska Uniform Commercial Code, less the net proceeds of disposition, if any, of the Equipment;

(g)	To pursue any other remedy available at law, by statute or in equity;
(h)
Lessee shall also be liable and shall pay to Lessor all expenses incurred by Lessor in connection with the enforcement of any of Lessor’s remedies including all collection expenses, all expenses of repossessing, storing, shipping, repairing or selling the Equipment, and reasonable attorney’s fees and Court costs.

No right remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy herein, or by law or by equity provided or permitted, but each shall be cumulative of every other right to remedy given herein or now or hereafter existing by law or equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. No single or partial exercise by Lessor of any right or remedy hereunder shall preclude any other or further exercise of any other right or remedy.

18. SUCCESSORS AND ASSIGNS. Subject always to the terms of this lease, this lease inures to the benefit of, and is binding upon, the heirs, legates, personal representatives, successors and assigns of the parties hereto. If there is more than one Lessee executing this Lease the liability of each shall be joint and several.

INITIALS: GABRIEL -                             K.F. -

19. INSPECTION. Lessor shall have the right to inspect the equipment or observe its use at any time during normal business hours.

20. NON-FIXTURES. Lessee agrees and hereby warrants that the equipment is the personal property of Lessor and is to be returned to Lessor pursuant the terms of the lease. The equipment is not presently a fixture upon or intended to become affixed to any real estate. If required by Lessor, Lessee with secure waivers or releases from any other claimants, including landlords or mortgagees in order to give effect to the terms of this paragraph.

21. INTEGRATION. This lease constitutes the full agreement of the parties and may be modified only by a written instrument signed by the parties or their authorized agents.

22. CHOICE OF FORUM. This lease shall become effective only upon acceptance by the Lessor, and shall in all respects be performed and interpreted pursuant to the laws of the State of Nebraska except to the extent of applicable Federal law.

23. ADVANCE. In the event of failure of Lessee to pay any amount due hereunder to a third party, Lessor may, upon such failure and in order to protect its interest in the equipment, advance such sums, which advances shall be payable by Lessee to Lessor upon demand and shall accrue interest from date of payment at the rate set forth in paragraph 4 hereof.

24. SEVERABILITY. The words, phrases, paragraphs, provisions and applications of this lease are severable. If any judgment or court order or otherwise shall declare any word, phrase, paragraph, provision, or application of this lease invalid or unenforceable, the other words, phrases, paragraphs, provisions, and applications shall remain in full force and effect.

25. SECURITY INTEREST. In the event a Court of competent jurisdiction construes the Lease as an installment sales transaction or other financing arrangement, Lessee agrees that Lessor shall have all the rights and remedies provided to a secured creditor under the Nebraska Uniform Commercial Code. Lessee hereby grants to Lessor, a security interest in the equipment leased hereunder and, upon request by lessor, lessee will execute any document, which in the opinion of the Lessor, is necessary to perfect such security interest. Furthermore, Lessee agrees that should additional equipment be leased by the Lessee either under this Lease through an attached Schedule or through a separate Lease Agreement with the Lessor, all equipment including equipment shown on attached Schedules or through other Leases, shall constitute one undivided security interest for all the equipment leased between the Lessor an the Lessee.

LESSEE: TRACE TECHNOLOGIES, LLC.	/s/ Keith R. Feilmeier, Pres.

LESSOR: NEBRASKA LEASING SERVICES, INC.	_________________________________________________

GUARANTY

FOR AND IN CONSIDERATION of the execution of this lease by Lessor and the delivery of the equipment leased thereunder, the undersigned does hereby guarantee the full and complete performance by Lessee of all covenants, conditions and agreements required of the lessee under this lease and any addendum hereto, including but not limited to the payment of all sums which by virtue of the terms of this lease and any addendum thereto, are the obligation of Lessee. The undersigned waives notice of default or notice of any change in the obligation of the Lessee under the lease and hereby consents to any action of the Lessor in dealing with the Lessee or the collateral securing the performance of this lease, including but not limited to extensions of time for repayment or release or disposition of collateral and agrees that any such action shall not constitute a defense to payment under this guaranty. This is a Guaranty of payment without regard to whether all remedies have been exhausted against the Lessee or the equipment leased herein. The signatories to this guaranty are jointly and severally liable for the performance thereof.

DATED is 19TH day of DECEMBER, 2005.

/s/ Gabriel Technologies by K.R. Feilmeier	/s/ Keith R. Feilmeier
Guarantor	Guarantor
GABRIEL TECHNOLOIGES	KEITH FEILMEIER

Guarantor	Guarantor

This Lease is for a period of 36 months (see paragraph k), plus license and taxes. Lease merchandise to be delivered at _________and returned at_____. It is agreed that this schedule is a part of our lease number 0000101581. The following information (a through m) is given in the event this transaction is considered as a retail installment contract under Nebraska Law.
	Total Cash Price with Purchase Option - Not Financed		$67,147.37
a.	Total Cash Sale Price - Financed		$65,000.00
b.	Deductions from Cash Sale Price
	(1) Cash Down Payment	$0.00
	(2) Trade-in Allowance	$0.00
	(3) Total Deductions	$0.00
c.	Unpaid Cash Sale Price		$65,000.00
d.	Insurance Charges, if any:
	Description of Policies	$0.00
	Total Insurance Charges	$0.00
e.	Basic Time Price (Sum of items, c and d)		$65,000.00
f.	Time Price Differential		$12,305.32
g.	Time Price Balance (sum of e and f)		$77,305.32
h.	Purchase Price Option		$2,147.37
I.	Time Price Balance with purchase price option		$79,452.69
j.	Total Time Sales Price (sum of items b and g) without purchase option		$77,305.32

LESSEE (BUYER) agrees to pay the Time Price Balance in 36 monthly installments of $2,147.37 and a final installment of $0.00 beginning 12/19/05 (or if no date given, beginning one month after this contract) until fully paid, together with all other sums provided for, and at option of LESSOR (SELLER) a delinquency charge on each installment, late ten (10) days or more of five percent of each payment or interest on each delinquent installment at the highest legal rate. A Prepayment Allowance in accordance with applicable law will be made if the Net Balance is paid in full by LESSEE (BUYER) before maturity.

l.
Until payment of all money due, (LESSORJSELLER) has retained title to the items described above. LESSOR (SELLER) has a security interest in the Items, including all additions and accessions, to secure payment and performance of all LESSEE’S (BUYER’S) obligations. Upon satisfaction of all terms and conditions hereof, title is to be delivered to LESSEE (BUYER).

m.	LESSEE (BUYER) warrants:
	The equipment is to be used primarily for:
	☐ Farming ☐ Business (Check only one.)

NOTICE T0 THE BUYER: DO NOT SIGN THIS CONTRACT BEFORE YOU READ IT OR IF IT CONTAINS BLANK SPACES. YOU ARE ENTITLED TO A C0PY OF THE CONTRACT YOU SIGN.

IN WITNESS WHERE OF, THE PARTIES HERETO HAVE EXECUTED THIS LEASE THIS 19TH DAY OF DECEMBER, 2005.

LESSOR	NEBRASKA LEASING SERVICES, INC.	LESSEE	TRACE TECHNOLOGIES, LLC
(Corporate Individual of Firm)
By:
	(name) (title)		(Residence or state of incorporation)

Address:
Address:
		By:	/s/ Keith R. Feilmeier

		Title:	President

ASSIGNMENT

FOR VALUABLE CONSIDERATION, the undersigned _______________________________________________ ,does hereby and by these presents, assigns, sell transfer and convey all of its right, title and interest in and to the within Lease, without recourse, and the property therein described to:

By: ___________________________________________

DATED this ________ day of _____________________, ______.

NEBRASKA LEASING SERVICES, INC.

OPTION TO PURCHASE

At the end of the term of Lease No. 0000101581 dated the 19TH day of DECEMBER, 2005 if the Lessee, TRACE TECHNOLOGIES, LLC, complied with all the terms of such Lease, and is not in default, the Lessee, shall have the option to acquire the equipment or vehicle leased under such Lease for the sum of $2,147.37. Lessor and Lessee agree that the option price established herein is the reasonably predictable fair market value of such equipment or vehicle at the time this option is to be performed.

Dated this 19TH day of DECEMBER, 2005.

LESSEE - TRACE TECHNOLOGIES, LLC

/s/ K.R. Feilmeier

LESSOR - NEBRASKA LEASING SERVICES, INC.

7820 CHICAGO PLAZA * OMAHA, NE 68114 * PHONE (402) 390-9030 * FAX (402) 390-9707